UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/04/2011

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    In a meeting held on August 4, 2011, the independent members of the Board of Directors of KLA-Tencor Corporation (the "Company") (i.e., all members of the Board other than Richard P. Wallace, the Company's President and Chief Executive Officer) approved an increase to Mr. Wallace's annual base salary from $800,000 to $900,000, effective August 29, 2011. This change also results in an increase in Mr. Wallace's annual cash bonus target under the Company's Performance Bonus Plan, as the amount of the bonus paid to each participant under that plan is calculated (based on the Company's operating margin percentage and its performance as measured against a balanced scorecard of strategic objectives during the fiscal year) as a percentage of the base salary paid to such participant during the applicable fiscal year.

Item 8.01.    Other Events

On August 4, 2011, the Company issued a press release announcing that the Company's Board of Directors has declared a cash dividend of $0.35 per share on the Company's Common Stock. Such dividend shall be payable on September 1, 2011 to the Company's stockholders of record as of the close of business on August 15, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.                        Description

        99.1        Text of press release issued by KLA-Tencor Corporation dated August 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: August 04, 2011	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Text of press release issued by KLA-Tencor Corporation dated August 4, 2011